Exhibit 10.1

FIRST INDIANA CORPORATION
2002 STOCK INCENTIVE PLAN

Restricted Stock Agreement

RS NO. 000035

        The Compensation Committee of First Indiana Corporation and its Subsidiaries (collectively, the “Employers”) hereby awards Restricted Shares of the Corporation’s Common Stock to William J. Brunner (the “Grantee”) upon the following terms and conditions:

        1. Reference to Plan. The Restricted Shares awarded by this Agreement are granted pursuant to the First Indiana Corporation 2002 Stock Incentive Plan (the “Plan”). A copy of the Plan, as in effect on the Date of Grant, is attached hereto and incorporated herein by reference. No amendment of the Plan adopted after the Date of Grant shall apply to the Restricted Shares unless, by its express provisions, it is effective retroactive to the Date of Grant or some earlier date. No such retroactive amendment may, without the consent of the Grantee, adversely affect the rights of the Grantee under this Agreement.

        2. Definitions. For purposes of this Agreement and any amendments hereto, the terms defined in Article IV of the Plan, when capitalized, shall have the same meanings as the meanings ascribed to them for purposes of the Plan, unless a different meaning is set forth herein, or unless a different meaning is plainly required by the context. For purposes of this Agreement and any amendments hereto, the following terms, when capitalized, shall have the following meanings, unless a different meaning is plainly required by the context:

        “Agreement” means this Restricted Stock Agreement.

        “Bank” means First Indiana Bank, N.A., a wholly-owned Subsidiary of the Corporation.

        “Common Stock” means shares of the common stock, par value $.01 per share, of the Corporation.

        “Date of Grant” means December 22, 2004, the date as of which the Restricted Shares awarded by this Agreement are being awarded.

        “Restricted Period” means the period commencing on the Date of Grant, and ending on December 22, 2009, or on such earlier date as the Compensation Committee may determine pursuant to Section 4.

        “Restricted Shares” mean the shares of Common Stock awarded by this Agreement, including any shares of Common Stock or other securities distributed in respect thereof, or in substitution therefor, by reason of an adjustment provided for in Section 8 below.

        3. Share Award. The Employers hereby award to the Grantee, subject to the terms and conditions of the Plan, and subject to the terms and conditions set forth in this Agreement, Ten Thousand (10,000) shares of Common Stock.

        4. Restrictions on Transfer. The Restricted Shares will vest at the expiration of the Restricted Period, subject to the provisions of Sections 5 and 6. Unless and until such time as the restrictions specified in this Agreement no longer apply, the Grantee may not sell, assign, transfer, pledge or otherwise encumber the Restricted Shares, except as hereinafter provided. The Compensation Committee shall have the authority, in its discretion, to waive the provisions of Sections 5 and 6 and to shorten the Restricted Period as to any or all of the Restricted Shares and thereby to cause such Restricted Shares to vest at an earlier date, whenever the Compensation Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws or by reason of other changes and circumstances occurring after the Date of Grant.

        5. Forfeiture Upon Interruption or Termination of Continuous Status. If the Grantee’s Continuous Status is interrupted or terminated prior to the close of the Restricted Period, the Restricted Shares shall be forfeited and cancelled; provided, however, that the provisions of this section shall not be deemed to limit the authority of the Committee to declare the Restricted Shares fully vested notwithstanding such interruption or termination; provided further, that if the Grantee’s Continuous Status is terminated by the Bank without Cause (as defined in Plan Section 4.3) at any time during the Restricted Period, the Restricted Shares shall be deemed to have become fully vested upon such termination and no longer shall be subject to forfeiture.

        6. Certificates for Restricted Shares. The Corporation shall issue one or more certificates in respect of the Restricted Shares in the name of the Grantee and shall hold such certificate or certificates on deposit for the account of the Grantee until the expiration of the Restricted Period and in accordance with the Plan. Each such certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the First Indiana Corporation 2002 Stock Incentive Plan (“Plan”) and an Agreement entered into between the registered owner and First Indiana Corporation. Copies of the Plan and the Agreement are on file in the office of the Secretary of First Indiana Corporation, 135 North Pennsylvania Street, Suite 2800, Indianapolis, Indiana 46204.

Upon execution of this Agreement, the Grantee shall execute a stock power endorsed in blank and promptly deliver such stock power to the Corporation.

        7. Grantee’s Rights as Stockholder; Voting; Dividends. Except as otherwise provided herein, the Grantee, as owner of the Restricted Shares, shall have all the rights of a stockholder, including, but not limited to, the right to receive all cash dividends paid on the Restricted Shares and the right to vote the Restricted Shares.

        8. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock subsequent to the Date of Grant by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of Restricted Shares covered by this Agreement shall be appropriately adjusted. Any shares of Common Stock or other securities distributed in respect of the Restricted Shares as a result of any of the foregoing shall be held by the Corporation on deposit for the account of the Grantee until the expiration of the Restricted Period and shall be subject to the forfeiture and other provisions of this Agreement to the same extent and in the same manner as the previously issued Restricted Shares in respect of which they were distributed.

        9. Effect of Change of Control. The Change of Control Provisions set forth in the Plan shall apply to and control this Agreement.

        10. Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock hereunder shall, if the Compensation Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Compensation Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, State or local securities legislation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any shares under this Agreement prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Compensation Committee shall determine to be necessary or advisable.

        11. Withholding Tax. Upon vesting of the Restricted Shares (or at such earlier time as an election is made by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, to include the value of the Restricted Shares in taxable income), the Grantee’s Employer shall have the right to require the Grantee or other person receiving the Restricted Shares to pay such Employer the amount of any taxes which it is required to withhold with respect to the Restricted Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of the Restricted Shares to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid on the Restricted Shares the amount of any taxes which the Employers are required to withhold with respect to such dividend payments.

        12. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing. Notices to the Employers shall be delivered to the President of the Corporation at the main office of the Corporation, and shall be deemed effectively given when so delivered. Notices to the Grantee shall be mailed and shall be deemed effectively given five days after deposit in the United

States mail, postage prepaid, addressed to the Grantee at the last address provided by the Grantee to the Corporation.

        13. Plan and Plan Interpretations as Controlling. The Restricted Shares and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan which is controlling. All determinations and interpretations of the Compensation Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

        14. Award Not a Service Contract. This Award is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Grantee’s part to continue in the service of the Corporation or any Subsidiary, or on the part of the Corporation or any Subsidiary to continue the Grantee in its service.

        15. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing on the space provided below and returning a signed copy hereof to the Corporation.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of December 22, 2004.

FIRST INDIANA CORPORATION

By:	Robert H. Warrington, President

“Corporation”

FIRST INDIANA BANK, N.A.

By:	Robert H. Warrington, President and CEO

“Bank”

ACCEPTED:

WILLIAM J. BRUNNER

William J. Brunner

(Street Address)

(City, State & Zip Code)

“Grantee”

IRREVOCABLE STOCK POWER

        FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to First Indiana Corporation, ____________ shares of the common stock of First Indiana Corporation represented by Certificate Nos. _____________ (including additional shares of such common stock distributed as dividends in respect of such shares or any such additional shares) now or hereafter standing in the name of the undersigned on the books of said Corporation.

        The undersigned hereby irrevocably constitutes and appoints National City Bank to transfer the said shares on the books of said Corporation, with full power of substitution in the premises.

        Dated: ___________________

William J. Brunner